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                                                                 Exhibit 99B.10

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Professionally Managed Portfolios and to the use of our report dated April 21, 2001 on the financial statements and financial highlights of Avondale Hester Total Return Fund, a series of Professionally Managed Portfolios. Such financial statements and financial highlights appear in the 2001 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.


                                        /s/Tait, Weller & Baker

                                        TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
July 12, 2001